CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of the American Century Quantitative Equity Funds, Inc. of our reports dated August 17, 2016, relating to the financial statements and financial highlights, which appear in the American Century NT Disciplined Growth Fund’s, the American Century Emerging Markets Value Fund’s, the American Century AC Alternatives Equity Market Neutral Fund’s, the American Century Disciplined Growth Fund’s, the American Century Global Gold Fund’s, the American Century Income & Growth Fund’s, the American Century Equity Growth Fund’s, the American Century Utilities Fund’s, the American Century Small Company Fund’s, the American Century NT Equity Growth Fund's, the American Century NT Small Company Fund’s, the American Century International Core Equity Fund’s, the American Century Core Equity Plus Fund’s, the American Century NT Core Equity Plus Fund’s, the American Century AC Alternatives Disciplined Long Short Fund’s (formerly the American Century Disciplined Growth Plus Fund), and the American Century Multi-Asset Real Return Fund’s Annual Report on Form N-CSR for the year ended June 30, 2016. We also consent to the references to us under the headings "Financial Highlights", "Independent Registered Public Accounting Firm", and "Financial Statements" in such Registration Statement.

/s/PricewaterhouseCoopers
Kansas City, Missouri
April 6, 2017